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                                                                 EXHIBIT 10.36

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 18th day of November, 1998, by and between NETGATEWAY, a Nevada Corporation (together with its subsidiaries, successors and assigns, the "Company"), and LUIS MARCELO POVOLO ("EMPLOYEE").

                                   RECITALS

     A. UniNet has developed and is the sole owner of a computer software program used by Shopping Planet and UniNet. The program is a small business operating system that includes inventory management, purchasing management, order fulfillment, order status, commission calculator, Web-based order processing and payment processing (the "SOFTWARE").

     B. Concurrently with the execution of this Agreement, the Company and UniNet have entered into an agreement under which the Company has agreed, subject to the terms and conditions thereof, to acquire the Software;

     C. Prior to the date of this Agreement, the Employee has served as a senior programmer for Pinamar Corporation, doing business as Shopping Planet ("SHOPPING PLANET") and UniNet Imaging, Inc. ("UNINET") and has been the chief architect of the Software described below;

     D. Employee is not a United States citizen and is currently allowed in the United States pursuant to an H-1 Visa and it will be necessary for Employee to apply for a change of company to update his Visa ("RESIDENCY STATUS").

     E. The commencement of employment under this Agreement is contingent upon the successful completion of application to change Residence Status and the reasonable assurance that Employee will be able to remain in the United States for the three (3) year term of this Agreement.

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     F. Concurrently with the execution of this Agreement, Company is purchasing the Software from UniNet, a company in which Employee has an ownership interest. It is acknowledged and understood that the Covenant Not to Compete provisions set forth herein are given by Employee as additional consideration for the purchase of the Software by Company from UniNet.

     G. The Company desires to employee the Employee and to enter into this Agreement embodying the terms of such employment and the Employee desires to accept such employment and to enter into this Agreement.

                                  AGREEMENT

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the employee (individually a "PARTY" and together the "PARTIES") agree as follows.

     I. DEFINITIONS

        1.1 "AFFILIATE" shall mean any person or entity controlling, controlled by or under common control with the Corporation.

        1.2 "BASE SALARY" shall mean the salary provided for in Section 3 of this Agreement or any increased salary (a) granted to the Employee by the Board, or (b) pursuant to the provisions of Section 3.

        1.3 "BOARD" shall mean the Board of Directors of the Company.

        1.4 "CAUSE" shall mean (a) the Employee is convicted of a felony involving moral turpitude, or (b) the Employee is carrying out his duties under this Agreement, is guilty of continued willful gross neglect or continued willful gross misconduct resulting, in either case, in material economic harm to the Company, unless such act, or failure to act, was believed by the Employee in good faith to be in the best interests of the Company or any Affiliate.

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        1.5 "COMPANY" shall mean NetGateway, Inc., together with its subsidiaries, successors and assigns.

        1.6 "DISABILITY" shall mean the Employee's inability to render, for a period of six consecutive months, full and effective services hereunder by reason of permanent mental or physical disability, whether resulting from illness, accident or otherwise; PROVIDED, HOWEVER, that in no event will the Employee be considered disabled for the purposes of this Agreement unless he is deemed disabled pursuant to the Company's long-term disability plan and the Special LTD Policy.

        1.7 "GROSS REVENUE" shall mean all gross sales proceeds and other gross income that is earned, accrued or received by the Company or any Affiliate during any specified period.

        1.8 "TERM OF EMPLOYMENT" shall mean, initially, the period specified in subsection 2.2 below, provided that such initial Term of Employment shall automatically be extended thereafter for successive 12 month periods if neither Party has advised the other in writing at least 12 months prior to the end of the then current Term of Employment that such Term of Employment shall not be extended for an additional 12 month period.

     2. TERM OF EMPLOYMENT, POSITIONS AND DUTIES.

        2.1 EMPLOYMENT ACCEPTED. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, for the Term of Employment, in the position(s) and with the duties and responsibilities set forth below, and upon such other terms and conditions as are hereinafter stated.

        2.2 INITIAL TERM OF EMPLOYMENT. The initial term of employment shall commence upon the date of this Agreement and shall terminate upon the close of business on 3rd anniversary of the date of this Agreement.

        2.3 DUTIES AND RESPONSIBILITIES. During the Term of Employment, the Employee shall be employed as an Application Architect by the Company or one of its subsidiaries. The Employee in carrying out his duties under this Agreement shall report to such

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officers or managers as the Company shall from time to time designate. During the Term of Employment, the Employee shall devote his full business time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the Company's interests.

     3. SALARY

        3.1 BASE SALARY. During the Terms of Employment, the Employee shall be entitled to receive a Base Salary payable no less frequently than in equal semi-monthly installments at an annualized rate of Sixty Thousand Dollars ($60,000,000) per year.

        3.2 EQUITY. In addition to the Base Salary, the Employee shall receive as additional salary, stock options with an equity component valued at Forty Thousand Dollars ($40,000,000)(the "EQUITY PORTION"). The Equity Portion for any year shall be determined at the beginning of the year as follows. The average closing price for the NetGateway stock over the five (5) days immediately preceding the commencement of employment shall be determined (the "AVERAGE PRICE"). For these purposes, only days in which stock is actually traded shall be counted. The exercise price for Employee's options will then be set at one-half (1/2) the Average Price and the difference between the exercise price and the Average price will be determined and shall be referred to herein as the "MARGIN AMOUNT." The amount of options to be granted will be determined by dividing the Equity Portion by the Margin Amount and rounding the result off to the next highest whole number to avoid options for fractional shares. The amount of options so determined shall be earned by and issued to Employee throughout the year on a monthly basis.

     4. EMPLOYMENT BENEFIT PROGRAMS. During the Term of Employment, the Employees shall be entitled to participate in all employee benefit programs made available to the Company's Employees or salaried employees generally, as such programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit sharing plans, group life insurance, accidental death and dismemberment insurance, hospitalization, surgical, major medical coverage, long-term disability, sick leave (including salary continuation

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arrangements), vacations, holidays and other employee benefit programs sponsored by the Company, subject to any limitations imposed by applicable Canadian or U.S. law.

     5. BUSINESS EXPENSE REIMBURSEMENT AND VACATIONS.

        5.1 EXPENSE REIMBURSEMENT. During the Term of Employment, the Employee shall be entitled to receive reimbursement by the Company for all reasonable, out-of-pocket expenses incurred by him in performing services under this Agreement, provided, Employee obtains the prior written approval of the Company to such expenditures.

        5.2 VACATIONS. During the Term of Employment, the Employee shall also be entitled to vacation time of at least 2 weeks per year, such time to accrue ratably throughout the year.

     6. TERMINATION OF EMPLOYMENT.

        6.1 TERMINATION. In the event of the Employee's employment is terminated for any reason, the Employee shall be entitled to:

            (a) such portion of the Base Salary as has been earned but not paid on the date of termination;

            (b) any bonus awarded but not yet paid;

            (c) reimbursement for expenses incurred but not paid prior to such termination of employment;

            (d) any stock or stock options accrued and vested but not yet paid on the date of termination;

            (e) in the case of death, the Employee's rights to other compensation and benefits as may be provided in applicable plans and programs of the Company shall be determined according to the terms and provisions of such plans and programs.

        6.2 TERMINATION BY THE COMPANY FOR CAUSE. In the event the Company terminated the Employee's employment for Cause, the Employee shall be given written notice that the Company intends to terminate his employment for Cause. Such written notice shall specify

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the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Employee's employment for cause. The Employee shall be given the opportunity within 30 days of the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and the Employee shall be given 30 days after such meeting to correct such act or failure to act. Upon failure of the Employee, within 30 days, to correct such act or failure to act, the Employee's employment by the Company shall automatically be terminated under this Section for Cause.

     Anything herein to the contrary notwithstanding, if, following a termination of the Employee's employment by the Company for Cause based upon the conviction of the Employee for a felony, such conviction is overturned on appeal, the Employee shall be entitled to the payments and the economic equivalent of the benefits he would have received if his employment had been Terminated Without Cause.

        6.3 VOLUNTARY TERMINATION. A "VOLUNTARY TERMINATION" shall mean a termination of employment by the Employee on his own initiative other than
(i) a termination due to Disability, (ii) a termination due to the expiration of the Term of Employment. Such a termination shall not be deemed a breach of this Agreement and shall entitle the Employee to all of the rights and benefits to which he would be entitled in the event of a termination for Cause.

     7. INDEMNIFICATION.

        7.1 GENERAL. The Company agrees that if the Employee is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while service as a director, officer, member, employee or agent, he shall be

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indemnified and held harmless by the Company to the fullest extent authorized by California law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Employee in connection therewith.

        7.2 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which the Employee may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

     8. COVENANT NOT TO COMPETE OR ENGAGE IN CERTAIN OTHER ACTS.

        8.1 NON-COMPETE. During the Term of Employment and for one (1) year thereafter, the Employee shall not, directly or indirectly, except when acting on behalf of the Company or on behalf of any affiliate of the Company, engage in any business whether as an employee, consultant, partner, principal, agent, representative or stockholder (other than as a stockholder of less than a ten percent equity interest) or in any other corporate or representative capacity, if it involves::

            (a) business to business internet commerce in the Southern California area (the "NON-COMPETE AREA"). For purposes hereof, Southern California shall mean any area in Los Angeles, Orange or Ventura counties.

            (b) rendering services or advice pertaining to business to business Internet Commerce to, or on behalf of, any person, firm or corporation in the Non-Compete Area; or

            (c) engaging in, or rendering services or advice pertaining to any other line of business that the Company was actively conducting or actively considering during the Term of Employment in competition with the Company in the Non-Compete Area.

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The parties acknowledge that Employee currently holds and will continue to hold after the commencement of the term of this Agreement, an interest in Pinamar Corporation and UniNet Imaging, Inc.

          8.2 NON-ASSISTANCE; NON-DIVERSION. The Employee agrees that for the period described in subparagraph 8.1 (a) above, except when acting on behalf of the Company or any affiliate of the Company, he shall not:

               (a) assist any other entity in eCommerce business or Internet commerce or training business (the "RELEVANT BUSINESSES") or any other line of business that the Company was actively conducting or was actively considering during the Term of Employment in the Non-Compute Area;

               (b) take any action to divert any Relevant Businesses business from the Company or any business which was under active consideration by the Company during the Term of Employment; or

               (c) induce customers, agents, franchisees or other persons under contract or franchise or otherwise doing business with the Company, to terminate, reduce or alter business with or from the Company.

          8.3 NON-SOLICITATION. The Employee agrees that for the Term of Employment and for the period described in subsection 9.1 above, except when acting on behalf of the Company or any affiliate of the Company, he shall not induce any persons in the employment of the Company to (a) terminate such employment, (b) accept employment with anyone other than the Company or an affiliate of the Company or (c) interfere with the business of the Company in any material manner.

          8.4 SURVIVAL. The Employee agrees that the provisions of this Section shall survive the termination of this Agreement and the termination of the Employee's employment.

     9. COVENANTS TO PROTECT CONFIDENTIAL INFORMATION

          9.1 CONFIDENTIAL INFORMATION. The Employee shall not during the
Term of

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Employment or for a period of one year thereafter, without the prior written consent of the Company, divulge, disclose or make accessible to any other person, firm, partnership or corporation confidential information except while employed by the Company in the business of and for the benefit of the Company or when required to do so by a court of competent jurisdiction.

          9.2 NOTES, MEMORANDA AND OTHER ITEMS. Except as may be otherwise consented to in writing by the Company, the Employee shall proffer to an appropriate officer of the Company, at the termination of his employment, all memoranda, diaries, notes, records, cost information, customer lists, marketing plans and strategies, and any other documents relating or referring to any Confidential Information made available to the Employee by the Company in his possession at such time.

     10. EFFECT OF AGREEMENT ON OTHER BENEFITS. Nothing in this Agreement shall curtail the Employee's entitlement to full participation in the Employee compensation, employee benefit and other plans or programs in which senior Employees of the Company are eligible to participate.

    11. BENEFICIARIES/REFERENCES. The Employee shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Employee's death, and may change such election, in either case by giving the Company written notice thereof. In the event of the Employee's death or a judicial determination of his incompetence, reference to this Agreement to the Employee shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include where appropriate, the feminine.

     12. SURVIVORSHIP. The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section are in addition to the survivorship provisions of any other section of this Agreement.

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     13. REPRESENTATION. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between the Company and any other person, firm or organization.

     14. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

     15. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale of liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

    16. AMENDMENT OR WAIVER. No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Employee. No waiver by the Employee of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

     17. SEVERABILITY. In the event that any provision or portion of this Agreement, except Section 7, shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. If Section 8 is determined to be invalid

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or unenforceable for any reason, in whole or in part, the Employee may terminate his employment with the Company and he shall immediately be released by the Company from any obligations or duties under this Agreement and the Company shall immediately be released by the Employee from any obligations or duties under this Agreement.

    18. HEADING. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     19. NOTICES. Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

If to the Company:

NetGateway
300 Oceangate, Ste. 500
Long Beach, CA 90802
Attn: Donald M. Corliss, Jr.
(Fax: (562) 308-0021)


With a required copy to:

Nida & Maloney, P.C.
800 Anacapa Street
Santa Barbara, CA 93101
(Fax: (805) 568-1955)


If to the Employee:



With a copy to:



     20. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of California without reference to principles of conflict of laws.

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    21. HEADINGS. The headings of the section contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                       Company:

                                       NETGATEWAY
                                       a Nevada corporation

                                       By: /s/ DONALD M. CORLISS, JR.
                                           ----------------------------
                                           Name: Donald M. Corliss, Jr.
                                           Title: President


                                       Employee:

                                       /s/ LUIS MARCELO POVOLO
                                       -----------------------
                                       LUIS MARCELO POVOLO